UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Section 1. Not applicable.

Section 2. Financial Information.

Item 2.02.	Results of Operations and Financial Condition

On October 28, 2008, Amerigon Incorporated (the “Company”) publicly announced its financial results for the three and nine month periods ended September 30, 2008. A copy of the Company’s news release is filed as Exhibit 99.1 to this report and is incorporated in this report by reference. The information in this Section 2, Item 2.02 and the attached Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

Sections 3-7. Not applicable.

Section 8. Other Events

Item 8.01.	Other Events

On October 28, 2008, the Company publicly announced that its Board of Directors had approved a stock repurchase program to repurchase up to $12 million of the Company’s common stock in open market or privately negotiated transactions for a period of 12 months. The stock repurchase program may be modified, extended or terminated by the Company’s Board of Directors at any time. A copy of the Company’s news release is filed as Exhibit 99.2 to this report and is incorporated in this report by reference. The information in this Section 8, Item 8.01 and the attached Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1	Company News Release dated October 28, 2008 Announcing Third Quarter Results

Exhibit 99.2	Company News Release dated October 28, 2008 Announcing Stock Repurchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

By:	/S/ BARRY G. STEELE
Barry G. Steele,
Chief Financial Officer

Date: October 28, 2008

Exhibit Index

99.1	Company News Release dated October 28, 2008 Announcing Third Quarter Results

99.2	Company News Release dated October 28, 2008 Announcing Stock Repurchase Program